UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2011 (January 5, 2011)

BJ’s Wholesale Club, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-13143	04-3360747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mercer Road, Natick, Massachusetts	01760
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 651-7400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K includes forward-looking statements about certain actions announced by BJ’s Wholesale Club, Inc. (the “Company”) on January 5, 2011. Please refer below to the “Cautionary Statement Concerning Forward-Looking Statements” for more information about factors that could cause actual results to differ materially from those indicated by these forward-looking statements.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On January 4, 2011, the Company’s Board of Directors approved management’s recommendation to close five club locations and to implement a reduction in force of employees at the Company’s home office and certain field operations. Management’s recommendation resulted from an internal strategic planning initiative focused on improving the Company’s operating performance and building for the future.

The Company plans to close the five clubs, which are located in Sunrise, Florida, Charlotte, North Carolina and three clubs in the Atlanta, Georgia market, by the end of the fourth quarter ending January 29, 2011, and plans to record charges for closing-related costs in that quarter. Upon closing, the costs associated with the closing of the clubs and the operating results of these clubs will be separately reported as discontinued operations in the Company’s financial statements.

The Company estimates expenses relating to these closures at approximately $44 million to $46 million pre-tax (approximately $26 million to $28 million post-tax), of which approximately $41 million to $43 million are expected to be cash expenditures. An estimated $5 million of the cash charges will be paid in the current fiscal quarter; the remainder will be paid in future periods. The following table provides a breakdown of the expected pre-tax charges by major type of cost:

Type of Cost	Estimated Pre-tax Charges (in millions)
Lease termination and other facility closure related costs	$42 to $44
Severance for affected club-level employees	$2

Total estimated pre-tax charges relating to closures	$44 to $46

During the fourth quarter ending January 29, 2011, the Company also expects to record approximately $7 million to $9 million pre-tax (approximately $4 million to $6 million post-tax) of severance-related charges relating to the termination of employment of 114 of the Company’s home office and field operations employees, including costs associated with the upcoming retirements of the Company’s Executive Vice President and Chief Financial Officer, and its Executive Vice President, Club Operations. All affected employees have been notified of this reduction in force. An estimated $7 million to $9 million of these charges are expected to be cash expenditures. Approximately $0.4 million to $0.8 million of the cash charges will be paid in the current fiscal quarter; the remainder will be paid in future periods.

Item 2.06 Material Impairments.

The Company assesses the recoverability of its long-lived assets whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. Current and expected operating results and cash flows and other factors are considered in connection with such reviews. For purposes of evaluating the recoverability of long-lived assets, an assessment is performed using undiscounted net cash flows of individual clubs. If the estimated undiscounted cash flows do not exceed the carrying value of the club’s long-lived assets, an impairment loss is measured as the difference between the carrying amount of such long-lived assets and the estimated fair value of the assets held for use.

On January 4, 2011, management reported to the Board on its impairment review of certain Company long-lived assets, which was undertaken in connection with the above-referenced strategic review of the Company’s operations. Following its discussion with the Board, management concluded that impairment charges should be recorded to write down leasehold improvements and certain fixtures and equipment to approximate fair value at certain underperforming clubs that are projected to have future cash flow deficiencies. The Company estimates the impairment charges, which will be recorded in the fourth quarter ending January 29, 2011, to be approximately $18 million pre-tax (approximately $11 million post-tax), all of which are non-cash charges.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 4, 2011, the Board appointed Robert W. Eddy, who currently serves as Senior Vice President, Director of Finance, to the position of Executive Vice President and Chief Financial Officer and appointed Cornel Catuna, who currently serves as Senior Vice President, Director of Field Operations, to the position of Executive Vice President, Club Operations. These appointments will take effect on January 30, 2011 following the retirements of Frank D. Forward, who currently serves as Executive Vice President and Chief Financial Officer, and Thomas F. Gallagher, who currently serves as Executive Vice President, Club Operations.

In connection with the conclusion of the executives’ service as employees, the Company has entered into a Separation Pay Agreement and General Release with each of Messrs. Forward and Gallagher. Each such agreement contains the executive’s agreement not to compete with the Company or solicit Company employees through at least February 1, 2013, includes the executive’s acknowledgement of the Company’s proprietary rights in its information and includes a general release of claims by the executive. Each such agreement provides for the Company to pay the executive approximately $574,000 for the 58-week period ending March 9, 2012, approximately $455,000 for the 46-week period ending February 1, 2013, aggregate payments to each executive of $1,760,000 (to be paid $660,000 on each of July 29, 2011 and May 21, 2012 and $440,000 on June 6, 2013) in recognition of each executive’s forfeiture of outstanding shares of unvested restricted stock, and continuation of insurance benefits through at least February 1, 2013. In the event of the executive’s death, the Company will make the foregoing payments to the executive’s estate.

In addition, effective January 31, 2011, Mr. Forward will serve as a consultant to senior management of the Company. Under the terms of his Consulting Agreement, Mr. Forward will serve as a consultant for two years and receive an annual consulting fee of $300,000. In the event of his death or disability during the term of the agreement, the Company will continue to pay the consulting fee through the end of the year of his death or disability.

The foregoing descriptions of the Separation Pay Agreement and General Release and the Consulting Agreement are qualified in their entirety by reference to the actual agreements, copies of which are attached hereto as exhibits and are incorporated herein by reference.

Following is the additional information required by Item 5.02(c) of Form 8-K with respect to the appointment of Mr. Eddy as the Company’s principal financial and accounting officer. Mr. Eddy, 37, joined the Company in July 2007, as Senior Vice President, Director of Finance. Before joining the Company, Mr. Eddy was for several years a member of the audit and business advisory practice of PricewaterhouseCoopers LLP in Boston and San Francisco, serving multinational retail and consumer products companies.

Effective January 30, 2011, Mr. Eddy’s salary will increase to $450,000, and the Company will enter into its standard employment and change of control agreements with Mr. Eddy.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this Current Report on Form 8-K, including but not limited to statements regarding operational and management changes and the related timing, cost and charge estimates and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. The terms “ may,” “will,” “could,” “anticipate,” “plan,” “continue,” “project,” “intend,” “estimate,” “believe,” “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. Actual results may differ materially from those indicated by these forward-looking statements. Factors that may cause or contribute to such differences include, without limitation, unexpected delays in closing the five clubs scheduled to be closed, difficulties encountered in the club closing process, any legal claims that may be asserted by affected persons, difficulties encountered in transitioning the duties of departing personnel to others, other events that result in changes in estimates for the charges discussed in Items 2.05 and 2.06 above, and other factors relating to the Company’s business and operations including levels of gasoline profitability, levels of customer demand, economic and weather conditions, the rate of inflation or deflation, federal, state and local regulation in the Company's markets, federal budgetary and tax policy, litigation, competitive conditions and other factors discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2010. All forward-looking information should be evaluated in the context of these risks, uncertainties and other factors. Any forward-looking statements represent the Company’s estimates only as of the date this Form 8-K was first filed with the SEC and should not be relied upon as representing estimates as of any subsequent date. While the Company may elect to update forward-looking statements in the future, it specifically disclaims any obligation to do so, even if the Company’s estimates change.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Separation Pay Agreement and General Release, dated January 5, 2011, between Frank D. Forward and the Company

10.2	Separation Pay Agreement and General Release, dated January 5, 2011, between Thomas F. Gallagher and the Company

10.3	Consulting Agreement, dated January 5, 2011, between Frank D. Forward and the Company

99.1	Press release issued by BJ’s Wholesale Club, Inc. on January 5, 2011

99.2	Press release issued by BJ’s Wholesale Club, Inc. on January 5, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2011	BJ’s WHOLESALE CLUB, INC.

	By:	/s/ Frank D. Forward
Frank D. Forward
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Pay Agreement and General Release, dated January 5, 2011, between Frank D. Forward and the Company

10.2	Separation Pay Agreement and General Release, dated January 5, 2011, between Thomas F. Gallagher and the Company

10.3	Consulting Agreement, dated January 5, 2011, between Frank D. Forward and the Company

99.1	Press release issued by BJ’s Wholesale Club, Inc. on January 5, 2011

99.2	Press release issued by BJ’s Wholesale Club, Inc. on January 5, 2011